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                                                                   Exhibit 10.10

                                 AMENDMENT NO. 1
                                     to the
                      AMENDED AND RESTATED TRUST AGREEMENT
                                 by and between
                        MORGAN STANLEY DEAN WITTER & CO.
                                       and
                       STATE STREET BANK AND TRUST COMPANY



               This AMENDMENT NO. 1 (this "Amendment"), made as of the 1st day of January 2002, amends the AMENDED AND RESTATED TRUST AGREEMENT (the "Agreement"), made as of the 30th day of November 2000, by and between MORGAN STANLEY DEAN WITTER & CO., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (in its individual capacity, "State Street" and, as trustee under the Agreement, the "Trustee").

               Capitalized terms used in this Amendment without definition have the meanings assigned thereto in the Agreement.

               NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

               1.   Amend Definition of the "Plan". Pursuant to Section 11 of
                    -----------------------------
the Agreement, the definition of "Plan" set forth in the first Whereas clause of the Agreement is amended to include the Company's Directors' Equity Accumulation Plan ("DECAP"). A copy of DECAP as amended through the date of this Amendment has been furnished to the Trustee. As of the date of this Amendment, DECAP shall be included among the plans which collectively constitute the "Plan" for purposes of the Agreement. The term "Participants" as used in the Agreement shall be understood to include individuals who receive awards of stock units pursuant to DECAP.

               2.   DECAP Portfolio. The Company shall from time to time
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identify to the Trustee all Allocated Shares that correspond to stock units awarded under DECAP. Such shares are referred to as the "DECAP Portfolio."

               3.   Dividend Reinvestment for DECAP Portfolio.
                    -----------------------------------------

               (a) Section 1(f) is amended by adding the following sentence to the beginning thereof:

               "This paragraph (f) shall apply to all shares of Stock held in the Trust except shares included in the DECAP Portfolio."

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               (b)  Section 1 is further amended by adding a new paragraph (g)
thereto as follows:

               "(g) Any cash dividend paid in respect of shares of Stock included in the DECAP Portfolio shall, as promptly as possible after receipt thereof by the Trustee, be paid by the Trustee to the Company in consideration for the purchase of a number of additional shares of Stock determined by dividing (i) the aggregate cash dividend paid on all shares of Stock included in the DECAP Portfolio on the dividend record date by (ii) the Fair Market Value, as defined in DECAP, of a share of Stock on the dividend record date. The Company shall be responsible for calculating Fair Market Value in accordance with the preceding sentence and the number of shares to be purchased by the Trustee. All shares of Stock purchased by the Trustee pursuant to this paragraph (g) will be included in the DECAP Portfolio and will be allocated to participants in DECAP in accordance with the Plan."

               4    Voting. Section 7(g) is amended in its entirety to read as
                    ------
follows:

               "(g) Until such time as the Company amends the Trust to provide otherwise, the Trustee shall have no discretion or authority to vote Stock held in the Trust by the Trustee on any matter presented for a vote of the stockholders of the Company except in accordance with the provisions of this paragraph (g). The Trustee shall solicit instructions from each Trust Beneficiary who is an active employee (an "Active Employee") of the Company or any of its subsidiaries or affiliates or who has been awarded stock units for which corresponding shares of Stock are held in the DECAP Portfolio (a "DECAP Participant"), as indicated by the Company, as to the manner in which the shares of Stock held in the Trust corresponding to stock units awarded to such Trust Beneficiary under the Plans shall be voted. The Trustee shall follow any such instructions that are timely received with respect to such shares of Stock and shall vote or tender all Stock held in the Trust, other than shares of Stock held in the DECAP Portfolio, as to which no proper instructions are received (whether corresponding to stock units awarded to Active Employees or not) in proportion to Stock for which proper instructions have been received from Active Employees. The Trustee shall not vote or tender any shares of Stock held in the DECAP Portfolio as to which no proper instructions are received.

               The Trustee shall communicate or cause to be communicated to each Trust Beneficiary the provisions of this Agreement relating to the right of such Trust Beneficiary, while an Active Employee or a DECAP Participant, to direct the Trustee with respect to the voting of shares of Stock corresponding to such Trust Beneficiary's stock units. Such communication shall also discuss the consequences of an

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               instruction to abstain or withhold authority to vote and any failure to timely instruct the Trustee."

               5    Savings Clause. Except as modified herein, the Agreement
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remains in full force and effect.


               IN WITNESS WHEREOF, the Company and State Street have executed this Amendment as of the date first above written.


                                      MORGAN STANLEY DEAN WITTER & CO.

                                      By:    /s/ William J. O'Shaughnessy, Jr.
                                           -------------------------------------
                                          Name:  William J. O'Shaughnessy, Jr.
                                          Title: Assistant Secretary


                                      STATE STREET BANK AND TRUST COMPANY

                                      By:         /s/ Christine R. Walsh
                                           -------------------------------------
                                          Name:  Christine R. Walsh
                                          Title: Vice President

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